                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Comfort Systems, USA, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                           COMFORT SYSTEMS USA, INC.
                       777 POST OAK BOULEVARD, SUITE 500
                              HOUSTON, TEXAS 77056

                                 April 19, 2001

To Our Stockholders:

     You are cordially invited to attend the annual meeting of the stockholders of Comfort Systems USA, Inc., which will be held on May 25, 2001 at the DoubleTree Hotel, 2001 Post Oak Boulevard, Houston, Texas, 77056, at 11:00 a.m.

     At this meeting stockholders are being asked to elect three Class I directors to serve for three years.

     Please read the proxy statement, which describes the proposals to be voted on and also presents other important information. When you have finished reading the statement, please promptly mark, sign, and return your proxy card in the enclosed envelope to ensure that your shares will be represented.

     We hope that many of you will be able to attend the meeting in person. I look forward to seeing you there.

                                            Sincerely yours,

                                            /s/ WILLIAM F. MURDY

                                            WILLIAM F. MURDY
                                            Chairman of the Board, and
                                            Chief Executive Officer

                           COMFORT SYSTEMS USA, INC.
                       777 POST OAK BOULEVARD, SUITE 500
                              HOUSTON, TEXAS 77056

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 2001

     Notice is hereby given that the 2001 Annual Meeting of Stockholders (the "Meeting") of Comfort Systems USA, Inc. (the "Company") will be held at the DoubleTree Hotel, 2001 Post Oak Boulevard, Houston, Texas, 77056, at 11:00 a.m., on Friday, May 25, 2001 for the following purposes:

          1. To elect three Class I directors to serve until the 2004 Annual Meeting of Stockholders.

          2. To transact any other business that may properly come before the meeting.

     Stockholders of record at the close of business on April 13, 2001 are entitled to notice of and to vote at the Meeting. A list of stockholders entitled to vote at the Meeting will be open to examination by stockholders at the Meeting and during normal business hours from May 1, 2001 to the date of the Meeting at the principal executive offices of the Company located at 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056.

     If you are unable to attend, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                            By Order of the Board of Directors

                                             /s/ WILLIAM GEORGE

                                            WILLIAM GEORGE
                                            Senior Vice President, General
                                            Counsel
                                            and Secretary

April 19, 2001

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                           COMFORT SYSTEMS USA, INC.

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 2001

                             ---------------------

                                PROXY STATEMENT

     The Annual Report to Stockholders and the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2000 each accompany this proxy statement. This proxy statement and the enclosed proxy are being mailed to stockholders on the same date as the date of the Notice of Annual Meeting of Stockholders.

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Comfort Systems USA, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the DoubleTree Hotel, 2001 Post Oak Boulevard, Houston, Texas, 77056, at 11:00 a.m. on Friday, May 25, 2001, or at any adjournment thereof. A proxy may be revoked by a stockholder at any time before it is voted by (i) returning to the Company another properly signed proxy bearing a later date, (ii) delivering a written revocation to the Secretary of the Company or (iii) attending the Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting by the person named in the proxy for the proposals set forth below.

     The Company will pay the expense of soliciting proxies. Officers and regular employees of the Company (who will receive no compensation in addition to their regular salaries) may solicit proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees to solicit proxies personally and by mail, telephone and telegram from brokerage houses and other stockholders. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

     The holders of record of shares of the common stock, $.01 par value per share (the "Common Stock"), and of the restricted voting common stock, $.01 par value per share (the "Restricted Common Stock"), of the Company at the close of business on April 13, 2001 (the "Record Date") are entitled to receive notice of and to vote at the Meeting. As of the Record Date, the Company had issued and outstanding 35,987,161 shares of Common Stock and 1,393,612 shares of Restricted Common Stock, for a total of 37,380,773 shares outstanding. Each share of Common Stock is entitled to one vote on each matter before the Meeting and each share of Restricted Common Stock is entitled to .55 of one vote on each matter before the Meeting, other than Proposal 1, Election of Class I Directors. Holders of Restricted Common Stock are not eligible to vote for directors other than one Class II director, whose term does not expire until the year 2002.

     Consistent with Delaware law and the Company's Bylaws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the meeting will be counted by two persons appointed by the Company to act as election inspectors for the meeting. In the absence of contrary instructions, the persons named as proxies will vote FOR all nominees listed in Proposal 1.

     With respect to Proposal 1, the three nominees for election as Class I directors receiving the greatest number of votes properly cast on behalf of holders of Common Stock for the election of directors at the Meeting will be elected. The election inspectors will count shares of Common Stock represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum.

                               PROPOSAL NUMBER 1

                         ELECTION OF CLASS I DIRECTORS

     The Board of Directors is divided into three classes, as nearly equal in number as possible, with each class serving a three-year term. At each Annual Meeting of Stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. The Board of Directors is currently divided into three classes of three directors, with the term of each class expiring at the Annual Meeting of Stockholders in 2001, 2002 and 2003, respectively. All officers serve at the discretion of the Board of Directors.

     The three nominees for election as Class I directors are William F. Murdy, Herman E. Bulls, and Mark P. Shambaugh (collectively the "Nominees"). The Nominees presently serve as three directors designated as Class I directors and their current terms expire at the Meeting. The enclosed proxy cannot be voted for more than three persons by holders of Common Stock.

     If elected, each nominee would serve for a term of three years expiring at the 2004 Annual Meeting of Stockholders, or until his or her respective successor is elected and qualified to serve. It is expected that all of the Nominees will be able to serve, but if any Nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee.

NOMINEES

     Set forth below is certain information concerning each of the Nominees:

WILLIAM F. MURDY, 59
Director

     William F. Murdy is a Class I director of the Company. Mr. Murdy, has served as Chairman of the Board and Chief Executive Officer of Comfort Systems since June 2000. Prior to joining the Company he served as Interim President and Chief Executive Officer of Club Quarters, a privately-owned chain of membership hotels. From January 1998 through July 1999, Mr. Murdy served as President, Chief Executive Officer and Chairman of the Board of LandCare USA, a publicly-traded commercial landscape and tree services company. He was primarily responsible for the organization of LandCare USA and its listing as a publicly-traded company on the New York Stock Exchange in July 1998. LandCare USA was acquired in July 1999 by another publicly-traded company specializing in services to homeowners and commercial facilities. From 1989 through December 1997, Mr. Murdy was President and Chief Executive Officer of General Investment & Development Co., a privately-held real estate operating company. From 1981 to 1989, Mr. Murdy served as the Managing General Partner of the Morgan Stanley Venture Capital Fund. From 1974 to 1981, Mr. Murdy served as the Senior Vice President and Chief Operating Officer, among other positions, of Pacific Resources, Inc., a publicly traded company involved primarily in petroleum refining and marketing. Mr. Murdy is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

HERMAN E. BULLS, 45
Director

     Herman E. Bulls is a Class I director of the Company. Mr. Bulls is Executive Vice President and Chief Operating Officer of Green Park Financial, one the nation's largest Fannie Mae apartment lenders. From March 1998 to September 2000, Mr. Bulls was a Managing Director for Jones Lang LaSalle, an international full service real estate firm. From 1989 until 1998 he held several positions with the predecessor organization, LaSalle Partners. Prior to his employment with Jones Lang LaSalle he served over eleven years of active duty service with the United States Army, and currently holds the rank of Lieutenant Colonel in the Army Reserve. Mr. Bulls is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

MARK P. SHAMBAUGH, 48
Director

     Mark P. Shambaugh, P.E. is a Class I director of the Company. He has been employed by Shambaugh & Son, L.P., a Texas limited partnership which is an entity that is wholly owned by the Company, since 1976, serving as its Chief Executive Officer since 1989. Mr. Shambaugh is also a Vice Chairman of the Board of Directors of the Design-Build Institute of America. Mr. Shambaugh is a graduate of Purdue University.

OTHER DIRECTORS

     Following is certain information concerning each of the other persons who currently serve as directors. Messrs. Beittenmiller, Hess, Harter and Wagner serve as Class II directors whose terms expire in 2002, Messrs. Giardinelli, Powers and Costantini serve as Class III directors whose terms expire in 2003.

J. GORDON BEITTENMILLER, 42
Director, Chief Financial Officer and Executive Vice President

     J. Gordon Beittenmiller, has served as Executive Vice President, Chief Financial Officer and a director of Comfort Systems since May 1998, and was Senior Vice President, Chief Financial Officer and a director of Comfort Systems from February 1997 to April 1998. From 1994 to February 1997, Mr. Beittenmiller was Corporate Controller of Keystone International, Inc. ("Keystone"), a publicly-traded manufacturer of industrial valves and actuators, and served Keystone in other financial positions from 1991 to 1994. From 1987 to 1991, he was Vice President -- Finance of Critical Industries, Inc., a publicly-traded manufacturer and distributor of specialized safety equipment. From 1982 to 1987, he held various positions with Arthur Andersen LLP. Mr. Beittenmiller is a Certified Public Accountant. Mr. Beittenmiller is a graduate of The Pennsylvania State University.

VINCENT J. COSTANTINI, 44
Director

     Vincent J. Costantini is a Class III director of the Company. Mr. Costantini is founder and managing partner of the recently formed Roseview Capital Partners LLC, a real estate, merchant banking and investment advisory company. Prior to forming Roseview Capital Partners, from March to December 2000 Mr. Costantini served as Partner and Group Chief Executive Officer of The O'Neill Companies, one of the largest privately held commercial real estate development firms in the nation. Prior to joining The O'Neill Companies, he served as a member of the management committee of Lend Lease Real Estate Investments Inc., the largest real estate investment advisor in the world, following their purchase of Boston Financial. From 1995 to the first quarter of 2000, Mr. Costantini was President and Chief Operating Officer of Boston Financial. Prior to that time Mr. Costantini served as Chief Financial Officer and head of acquisitions for General Investment & Development Co., a privately-held real estate operating company. Mr. Costantini is a graduate of St. Joseph's University.

ALFRED J. GIARDINELLI , JR., 52
Director

     Alfred J. Giardinelli, Jr. is a Class III director of the Company. He has been the President of Eastern Heating & Cooling, Inc., a New York corporation that is a wholly owned subsidiary of the Company, since 1982, and has been a director of the Company since 1997. Mr. Giardinelli is a graduate of Florida State University.

GARY E. HESS, 53
Director, President and Chief Operating Officer

     Gary E. Hess, has served as President and Chief Operating Officer since September 2000 and Executive Vice President and Chief Operating Officer of Comfort Systems since June 1999. He served as Senior Vice President-Operations from February 1999 to May 1999. In March 2000, the Board of Directors unanimously elected Mr. Hess as a Class II Director of Comfort Systems. He served Comfort Systems as regional director of its Northeast region from August 1998 to January 1999. Prior to that, he was employed by Hess Mechanical Corporation, a wholly-owned subsidiary of the Company, since 1980, serving as Chairman and Chief Executive Officer. Mr. Hess was President of Associated Builders and Contractors during 1996 and was selected as their 1997 Contractor of the Year. Mr. Hess is a graduate of Ohio University.

STEVEN S. HARTER, 38
Director

     Steven S. Harter has been a director of the Company since December 1996 and is the director (Class II) elected by the holders of the Restricted Common Stock. Mr. Harter is President of Notre Capital Ventures III, LLC ("Notre"), a consolidator of highly fragmented industries. Prior to becoming President of Notre, Mr. Harter was President of Notre Capital Ventures II, LLC from August 1995 to March 1999, and Senior Vice President of Notre Capital Ventures, Ltd. from June 1993 through July 1995. From April 1989 to June 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste. From May 1984 to April 1989, Mr. Harter was a certified public accountant with Arthur Andersen LLP. Mr. Harter also serves as director of Metals USA, Inc. and was a director of Coach USA, Inc. until September 15, 1999, when Coach USA was acquired by Stagecoach Holdings plc. Mr. Harter is a graduate of Mount Union College.

ROBERT J. POWERS, 61
Director

     Robert J. Powers is a Class III director of the Company. In December 1999, he retired from Quality Air Heating & Cooling, Inc., a Michigan corporation ("Quality") which is a wholly owned subsidiary of the Company. Mr. Powers was employed at Quality from 1977 to 1999, serving as its President beginning in 1988. Mr. Powers has been a director of the Company since 1997. Mr. Powers is a graduate of Western Michigan University.

ROBERT D. WAGNER, JR., 59
Director

     Robert D. Wagner, Jr. is a Class II director of the Company. From May 1999 to March 2001, he served as a Managing Director of Arthur Andersen's Global Energy Corporate Finance Group. Prior to joining Arthur Andersen, from July 1998 to April 1999 Mr. Wagner was a Managing Director and Partner of M2 Capital Partners, a merchant banking firm specializing in private equity investment and financial advisory with the exploration and production sector. From 1989 to June 1998, Mr. Wagner was a Managing Director of Bankers Trust/BT Alex Brown in their Energy Corporate Finance Group. Prior to his employment with Bankers Trust/BT Alex Brown, Mr. Wagner was Executive Vice President of First City National Bank of Houston's energy division, and later, the special loans division. Mr. Wagner is a graduate of Holy Cross College and the Graduate School of Business at New York University.

                       BOARD OF DIRECTORS AND COMMITTEES

     During the year ended December 31, 2000, the Board of Directors of the Company held four meetings. Each director attended at least 75% of the meetings of the Board and the Board Committees of which he is a member that took place during his term of office.

     The Board of Directors has established an Audit Committee, a Compensation Committee, an Executive Committee, a Finance Committee, a Governance and Nominating Committee and an Option Approval Committee. The members of the Audit Committee are Mr. Costantini, Mr. Bulls and Mr. Harter. The members of the Compensation Committee are Messrs. Bulls, Costantini, Harter and Powers. The Members of the Executive Committee are Messrs. Murdy, Beittenmiller, Costantini, Harter, and Shambaugh. The members of the Financing Committee are Messrs. Beittenmiller, Costantini, Harter and Wagner. The members of the Option Approval Committee are Messrs. Costantini and Bulls. The members of the Governance and Nominating Committee are Messrs. Murdy, Bulls, Giardinelli, Hess and Shambaugh. None of the Audit or Compensation Committee members is an executive officer or employee of the Company, nor has any been such at any time while serving on those committees.

     The Audit Committee, which held four meetings during 2000, reviews with management and the independent public accountants the Company's annual financial statements, the scope of the audit, any comments made by the independent public accountants and such other matters as the Audit Committee deems appropriate. In addition, the Audit Committee reviews the performance and retention of the Company's independent auditors and reviews with management such matters relating to compliance with corporate policies as the Audit Committee deems appropriate.

     The Compensation Committee, which held four meetings during 2000, administers the Company's stock option and stock purchase plans and sets the compensation of the Company's executive officers.

     The Executive Committee, which held two meetings during 2000, has been established by the Board of Directors to have the authority, responsibilities and powers of the Board, whenever the Board shall not be at meeting, except that the Executive Committee does not have the authority to (i) amend or repeal any action of the Board of Directors which by its terms are not subject to repeal by the Executive Committee, (ii) amend the Bylaws of the Company, (iii) amend the Certificate of Incorporation of the Company, (iv) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's stock, property or assets, (v) dissolve or recommend the dissolution of the Company,
(vi) fill a vacancy on the Board of Directors or any committee thereof, (vii) remove any officer of the Company, or (viii) take any action which may not be delegated by the Board of Directors pursuant to the General Corporation Law of the State of Delaware.

     The Finance Committee, which held no meetings during 2000, is empowered by the board to consult with management and give guidance to the Board on all matters pertaining to the Company's capital structure.

     The recently formed Governance an Nominating Committee is empowered by the Board to evaluate the structure and membership of the Board, evaluate new members as appropriate with an emphasis on diversity of viewpoint and background, review the compensation structure and meeting frequency and content, and to make recommendations to the Board on all such matters.

     The Option Approval Committee, which held no meetings in 2000, is responsible for approving grants of stock options under the Company's equity incentive plans.

                             DIRECTOR COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries receives a fee of $2,000 for attendance at each Board of Directors meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors meeting). Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

     In addition, the Company's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in March 1997, provides for (i) the automatic grant to each non-employee director serving at the consummation of the Company's initial public offering (which closed in July 1997) of an option to purchase 10,000 shares, (ii) the automatic grant to each non-employee director after the initial public offering of an option to purchase 10,000 shares upon such person's initial election as a director and (iii) an automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders thereafter at which such director is re-elected or remains a director, unless such annual meeting is held within three months of such person's initial election as a director. All options have an exercise price per share equal to the fair market value of the Common Stock on the date of grant, are immediately vested and expire on the earlier of ten years from the date of grant or one year after termination of service as a director. The Directors' Plan also permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" at future settlement dates, as selected by the director. The number of shares or deferred shares received will equal the number of shares of Common Stock which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees. Of the 250,000 shares of Common Stock initially available under the Directors' Plan, 125,000 remained available as of April 15, 2001.

     Each director who was in office at the time of the initial public offering has also been indemnified by the Company as more particularly described in the section that follows entitled "COMPENSATION OF EXECUTIVE OFFICERS."

     The three nominees for election as Class I directors receiving the greatest number of votes properly cast on behalf of holders of Common Stock for the election of directors at the Meeting will be elected. The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned (and not revoked) in favor of the election as a Class I director of each of the nominees named below, unless authority to vote for the election of any of such nominees is withheld by marking the proxy to that effect. The election inspectors will count shares of Common Stock represented by proxies that withhold authority to vote for one or more nominees for election as a director only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but withholding authority to vote for one or more nominees will not have any effect on the outcome of voting on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE NOMINEES DESCRIBED IN PROPOSAL
                                   NUMBER 1.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock and Restricted Common Stock as of April 13, 2001 (i) individually by the Chief Executive Officer, each of the four other most highly paid executive officers of the Company in 2000 as named in the Summary Compensation Table (the "Named Executive Officers") and all directors of the Company and (ii) by all executive officers and directors of the Company as a group. The following table also sets forth certain information with respect to the beneficial ownership of shares of Common Stock as reported on schedules filed with the Securities and Exchange Commission ("SEC") and includes each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock or Restricted Common Stock. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

                                                      RESTRICTED
                                                     COMMON STOCK          COMMON STOCK
                                                  SHARES BENEFICIALLY   SHARES BENEFICIALLY
                                                         OWNED               OWNED(1)
                                                  -------------------   -------------------
NAME                                               NUMBER    PERCENT     NUMBER     PERCENT
----                                              --------   --------   ---------   -------
William F. Murdy................................                           15,000       *%
Steven S. Harter(2).............................  827,034     60.0%        80,000       *
Mark P. Shambaugh...............................                        1,493,500     4.2
Robert J. Powers(3).............................                        1,262,000     3.5
Gary E. Hess(4).................................                          383,588     1.1
Alfred J. Giardinelli, Jr. .....................                          313,216       *
J. Gordon Beittenmiller(5)......................                          195,000       *
Reagan S. Busbee(6).............................                          173,500       *
William George III(7)...........................                          105,001       *
Herman E. Bulls(8)..............................                           10,000       *
Vincent J. Costantini(8)........................                           10,000       *
Robert D. Wagner, Jr.(8)........................                           10,000       *
All executive officers and directors as a group
  (14 persons)..................................  827,034     60.0%     4,131,704    11.5%
T. Rowe Price Associates, Inc.(9)...............                        2,818,000     7.8%
  P.O. Box 17218
  Baltimore, MD 21297-7218
Dimensional Fund Advisors Inc.(9) ..............                        2,801,000     7.8%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

---------------

Except as noted, the address of each person is c/o Company, 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056.

  *  Less than 1%.

(1) Shares shown include shares that could be acquired upon exercise of options that vest within 60 days. Such options were issued pursuant to the 1997 Long Term Incentive Plan.

(2) Includes 827,034 shares of Restricted Common Stock held in a partnership as to which Mr. Harter is a general partner and 25,000 shares of Common Stock issuable upon exercise of options granted under the Directors' Plan.

(3) Includes 210,000 shares held by the Powers Family Foundation, a charitable entity, as to which he disclaims beneficial ownership, and 10,000 shares of Common Stock issuable upon exercise of options granted under the Directors' Plan.

(4) Includes 307,788 shares held by a corporation of which Mr. Hess owns a majority of the outstanding capital stock and 32,000 shares issuable upon exercise of currently exercisable options.

(5) Includes 78,000 shares issuable upon exercise of currently exercisable options.

(6) Includes 71,000 shares issuable upon exercise of currently exercisable options.

(7) Includes 56,000 shares issuable upon exercise of currently exercisable options.

(8) Includes 10,000 shares of Common Stock issuable upon exercise of options granted under the Directors' Plan.

(9) These securities are owned by various individual and institutional investors which the listed stockholder serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act the listed stockholder is deemed to be a beneficial owner of such securities; however, the listed stockholder expressly disclaims that it is, in fact, the beneficial owner of such securities.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following tables set forth information with respect to compensation paid to or accrued on behalf of the Named Executive Officers for 1998 and 1999 and for 2000, unless otherwise noted. Mr. Ferreira is also included because he was the Chief Executive Officer for a portion of 2000. All of the Named Executive Officers have been granted stock options.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                      COMPENSATION
                                           ANNUAL COMPENSATION           AWARDS
                                      -----------------------------   ------------
                                                                       SECURITIES
                                                                       UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR    SALARY     BONUS    OTHER(1)     OPTIONS      COMPENSATION(2)
---------------------------    ----   --------   -------   --------   ------------   ---------------
William F. Murdy.............  2000   $208,000        --   $ 50,000     500,000              --
  Chairman of the Board, and
  Chief Executive Officer
Fred M. Ferreira.............  2000   $ 75,000        --   $300,000          --          $3,750
  Formerly Chairman of the     1999   $150,000        --         --          --          $3,571
  Board, Chief Executive
     Officer                   1998   $150,000        --         --          --              --
  and President
Gary E. Hess.................  2000   $250,000        --   $  9,000     125,000          $5,971
  President and                1999   $199,167        --   $  9,000      40,000          $4,536
  Chief Operating Officer
J. Gordon Beittenmiller......  2000   $250,000        --         --     125,000          $3,750
  Executive Vice President,    1999   $150,000        --         --      20,000          $3,571
  and Chief Financial Officer  1998   $150,000        --         --                          --
William George, III..........  2000   $190,000   $47,500         --      75,000          $4,408
  Senior Vice President and    1999   $150,000   $20,000         --      15,000          $1,667
  General Counsel              1998   $150,000        --         --          --              --
Reagan S. Busbee.............  2000   $153,000   $40,000                 75,000          $3,281
  Senior Vice President        1999   $125,000   $20,000         --      15,000          $2,895
                               1998   $125,000        --         --          --              --

---------------

(1) Reflects a signing and relocation bonus of $50,000 to Mr. Murdy, severance of $300,000 for Mr. Ferreira, and an automobile allowance of $750 per month for Mr. Hess in 1999 and 2000.

(2) Reflects matching contributions under a 401(k) plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning the grant of stock options during the last fiscal year to each of the Named Executive Officers. No stock appreciation rights were granted during the last fiscal year.

                                                                                         POTENTIAL REALIZABLE VALUE
                                   NUMBER OF     PERCENT OF                               AT ASSUMED ANNUAL RATES
                                   SECURITIES   TOTAL OPTIONS                           OF STOCK PRICE APPRECIATION
                                   UNDERLYING    GRANTED TO                                  FOR OPTION TERM(2)
                                    OPTIONS     EMPLOYEES IN    EXERCISE   EXPIRATION   ----------------------------
NAME                               GRANTED(1)    FISCAL YEAR     PRICE        DATE           5%             10%
----                               ----------   -------------   --------   ----------   ------------   -------------
William F. Murdy.................   500,000          13.5%       $3.81       6/28/10      $     0        $750,000
Fred M. Ferreira.................        --             --          --            --           --              --
Gary E. Hess.....................    50,000           1.3%       $6.00      04/04/07      $     0        $      0
                                     75,000           2.0%       $2.88      11/01/10      $39,000        $182,250
J. Gordon Beittenmiller..........    50,000           1.3%       $6.00      04/04/07      $     0        $      0
                                     75,000           2.0%       $2.88      11/01/10      $39,000        $182,250
Reagan S. Busbee.................    25,000           0.7%       $6.00      04/04/07      $     0        $      0
                                     50,000           1.3%       $2.88      11/01/10      $26,000        $121,500
William George, III..............    25,000           0.7%       $6.00      04/04/07      $     0        $      0
                                     50,000           1.3%       $2.88      11/01/10      $26,000        $121,500

---------------

(1) These stock options, which were granted pursuant to the Company's 1997 Long Term Incentive Plan, were granted at the fair market value of the underlying option shares on the date of grant. The option granted to Mr. Murdy will vest at the rate of 33.33% per year, commencing on the first anniversary of the date of grant, and will expire at the earliest of ten years from the date of grant or three months following termination of employment. The first grant for each individual except Mr. Murdy will vest at the rate of 20% per year, commencing on the first anniversary of the date of grant, and will expire at the earliest of seven years from the date of grant or three months following termination of employment. The remaining options granted will vest at the rate of 25% per year, commencing on the first anniversary of the date of grant, and will expire at the earliest of ten years from the date of grant or three months following termination of employment. In the event of a change in control of the Company, all options would become exercisable in full. Stock options reported consist of non-qualified stock options.

(2) These numbers are based upon the fair market value of one share of the Common Stock on December 31, 2000 ($2.125), less the exercise price of in-the-money options on that date. The dollar amounts under these columns are the result of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes, and are not intended to forecast future financial performance or possible future appreciation in the price of the Common Stock.

OPTION EXERCISES IN LAST FISCAL YEAR

     The following table sets forth information concerning the fiscal year-end value of unexercised stock options held by the Named Executive Officers during the last fiscal year. There were no option exercises by Named Executive Officers during 2000.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                       NUMBER OF SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                             UNEXERCISED OPTIONS                  IN-THE-MONEY OPTIONS
                                              AT FISCAL YEAR-END                 AT FISCAL YEAR-END(1)
                                       --------------------------------      ------------------------------
NAME                                   EXERCISABLE       UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
----                                   ------------      --------------      -----------      -------------
William F. Murdy.....................          0            500,000              $0                $0
Fred M. Ferreira.....................          0                  0              $0                $0
Gary E. Hess.........................     26,000            139,000              $0                $0
J. Gordon Beittenmiller..............     78,000            167,000              $0                $0
Reagan S. Busbee.....................     71,000            119,000              $0                $0
William George, III..................     56,000            109,000              $0                $0

---------------

(1) These numbers are based upon the fair market value of one share of the Common Stock on December 31, 2000 ($2.125), less the exercise price of in-the-money options at the end of 2000.

EMPLOYMENT AGREEMENTS; COVENANTS NOT TO COMPETE; CHANGE OF CONTROL; INDEMNIFICATION

     During 2000, the Company's five most highly compensated executive officers were Messrs. Murdy, Hess, Beittenmiller, George, and Busbee.

     On June 27, 2000 Mr. Murdy entered into an employment agreement with the Company and on January 2, 2001 Mr. Hess entered into an employment agreement with the Company. Mr. Murdy's employment agreement provides for an annual base salary of $400,000, and Mr. Hess's agreement provides for an annual base salary of $250,000. Each employment agreement is for a term of three years, and unless terminated or not renewed by the Company or the employee, the term will continue thereafter on a year-to-year basis on the same terms. The current terms would renew or expire in June 2003, and January 2004, respectively. The agreement provides that, in the event of a termination of employment by the Company with out cause, Mr. Murdy would receive from the Company an amount equal to the greater of base salary for the remaining term or for one (1) year, and Mr. Hess would receive an amount equal to the base salary for one (1) year. In the event of a change in control of the Company (as defined in the employment agreement) the Employee may elect to terminate his employment and receive an amount equal to two (2) times his annual base salary then in effect. Each employment agreement contains a covenant not to compete with the Company for two years immediately following termination of employment. In the event of a change in control, the non-competition provisions apply for a period of one (1) year immediately following the effective date of termination.

     On June 27, 1997, each of Messrs. Ferreira, Beittenmiller, George and Busbee entered into an employment agreement with the Company providing for an annual base salary of $150,000, except for Mr. Busbee, whose annual base salary was $125,000. Each employment agreement is for a term of three years, and unless terminated or not renewed by the Company or by the employee, the term will continue thereafter on a year-to-year basis on the same terms. The current term for those still employed will renew or expire in June 2002. The agreement provides that, in the event of a termination of employment by the Company without cause, the employee will receive an amount equal to base for one (1) year. In the event of a change in control of the Company, if the employee is not given at least five days' notice, of the successor's intent to continue the employee's employment after such change in control, the employee may elect to terminate his employment and receive an amount equal to three (3) times the amount he would receive pursuant to a termination without cause. The non-competition provisions of the employment agreement do not apply to a termination without such notice. In the event the employee is given at least five days' notice of the successor's intent to continue the employee's employment after such change in control, the employee may elect to terminate his employment and receive two times the amount he would receive pursuant to a termination without cause. In such event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for two years immediately following termination of employment or, in the case of a termination by the Company without cause, for one (1) year.

     Each executive officer and director of the Company who was in office at the time of the initial public offering has entered into an Indemnification Agreement with the Company whereby the Company indemnifies each against actions taken in good faith on behalf of the Company.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of the Company oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the Company's internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements in the Annual Report with management. The discussion explored the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of each of the key disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's controls, reporting and accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has reviewed and discussed with the independent auditors the auditors' independence from management and the Company including all written disclosures required by the Independence Standards Board.

     The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets regularly with the auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the content and quality of the Company's financial reporting. In reliance on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report of Form 10-K for the fiscal year ended December 31, 2000 and for filing with the Securities and Exchange Commission.

     The members of the Audit Committee have been determined to be independent and financially literate (as independence and financial literacy is defined by the New York Stock Exchange listing standards) by the Board of Directors. A copy of the Audit Committee Charter as adopted by the Board of Directors is attached to the Proxy Statement as Annex A.

                                            Vincent J. Costantini (Chairman)
                                            Steven S. Harter
                                            Herman E. Bulls

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for setting compensation relating to officers of the Company.

     Nearly four years ago, the Company was founded by entrepreneurs who pooled their talents and resources. At the time of its founding, the Company's executive officers were founding members who had worked without pay prior to the Company going public and in return had received an ownership interest in the Company. At that time, the compensation philosophy was to rely on enterprise value as the primary motivating factor for executive performance and retention. Consequently, salaries were initially set at modest levels for companies of similar size and characteristics.

     Subsequent to the Company's formation two individuals have joined the Company's executive officer corps in key positions. Mr. Hess was a former subsidiary owner who was promoted to become first the Chief Operating Officer, and then the President of the Company in August 2000. As a result of the sale of his company to Comfort Systems, he had a significant equity interest and a relatively low base salary compared to his past income and to presidents of companies of similar size and characteristics. Mr. Murdy joined the Company in July of 2000 as its newly appointed Chairman of the Board and Chief Executive Officer. At the time he accepted his position, a decision was made that in order to align long term interest with shareholders his compensation should have options as its most significant component. Based on his belief in the enterprise value of the Company, Mr. Murdy accepted cash compensation in an amount that the Committee believes was at low end of the range for comparable responsibilities, particularly in light of his documented experience, background and accomplishments.

     Compensation for executive officers in 2000 consisted of three components: base salary, options and bonuses. Substantially all current executive officers have employment agreements that establish a minimum annual salary. During 2000 all of the Company's executive officers received a significant new grant of options. Mr. Murdy received options to purchase 500,000 shares upon his election as Chief Executive Officer and Chairman of the Board. In late 2000, an aggregate of 300,000 options were granted to five individuals excluding Mr. Murdy with existing options because the previous options granted to these individuals were at exercise prices significantly higher than year end 2000 market value. The new grants were for a number of options that was somewhat less than half of the number of existing options held by each such existing officer.

     After the close of 2000, the Committee did not award bonuses to any of its three highest compensated executive officers, despite its belief that their work had been distinguished in difficult circumstances. None of these officers has ever received a bonus from the Company. Although the Compensation Committee was grateful for the loyalty and efforts of the officers that remained with the Company through difficult circumstances, it accepted Mr. Murdy's recommendation that it was not appropriate to award such bonuses due to stock performance. The Company did award discretionary bonuses totaling $125,000, as provided for by its plan, to certain other executive officers to reward their performance during the year.

     Because of the Company's recent stock performance, the Committee has chosen to continue to rely to a great extent on the loyalty and commitment of its officers, and on their belief in the enterprise value of the Company in order to retain their services. The Compensation Committee believes that in order for the Company to be successful in the future it will need to retain its most talented officers and attract additional high quality leaders. In order to accomplish these goals, the Committee expects to increasingly implement base salaries that are competitive with other companies of similar size and characteristics, however, the Committee plans to continue to use Company performance as its most significant criteria for determining incentive compensation. In addition, the Committee will continue to seek to align the interests of management and stockholders by encouraging stock ownership through its equity incentive plans.

                                            Herman E. Bulls, CHAIRMAN
                                            Vincent J. Costantini
                                            Steven S. Harter
                                            Robert J. Powers

                            STOCK PERFORMANCE GRAPH

     The following stock price performance graph compares the cumulative total return on the Common Stock with the cumulative total return of the Standard & Poor's Composite 500 Index and of a peer group consisting of the companies in the Russell 2000, from June 27, 1997, the date of the Company's initial public offering, through December 31, 2000, assuming a $100 initial investment in each case.

                              [PERFORMANCE CHART]

------------------------------------------------------------------------------------
                             6/27/97    12/31/97    12/31/98    12/31/99    12/31/00
------------------------------------------------------------------------------------
 Comfort Systems USA,
  Inc. FIX                   100.00      151.92      137.50       56.73       16.35
 S&P 500                     100.00      110.30      141.82      171.67      156.04
 RUSSELL 2000                100.00      111.80      108.95      132.11      128.12

NOTE: Performance is reported annually, assumes $100 invested on June 27, 1997, and includes reinvestment of dividends through the end of fiscal year 2000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Mercadante, Harter and Ms. Sanders, none of whom is or was an executive officer or employee of the Company during 1998, 1999 or 2000, served on the Compensation Committee during 2000. Messrs. Bulls, Costantini and Powers joined the Compensation Committee in the first quarter of 2001, replacing Mr. John Mercadante and Ms. Diane Day Sanders. The Board of Directors has constituted an Options Approval Committee composed of Messrs. Bulls and Costantini.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and certain large stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     In reviewing the various reports filed with respect to beneficial ownership under Section 16(a), it was determined that Mr. Murdy and Mr. Giardinelli's Form 4 for a purchase of Company shares in October and November 2000 respectively were not prepared and delivered in a timely manner.

                                   AUDIT FEES

     Arthur Andersen LLP was the Company's independent auditor during 2000 and billed the Company an aggregate of $808,720 in fees and expenses for professional services rendered in connection with the audit of the Company's financial statements for 2000 and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q. Arthur Andersen LLP did not provide any services related to financial information systems design and implementation during 2000. In addition, Arthur Andersen LLP billed the Company an aggregate of $634,888 for other professional services rendered to the Company including primarily tax advisory and employee benefit plan related services.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Hess Mechanical Corporation, a Delaware corporation ("Hess"), leases its office and warehouse space in Upper Marlboro, Maryland from Gary E. Hess. The lease expires on April 1, 2003, and provides for an annual rental of $200,000. Hess is responsible for taxes, maintenance and insurance related thereto. The Company believes that the rent for such property does not exceed fair market value.

     Shambaugh & Son, L.P., a Texas limited partnership ("Shambaugh"), leases its principal offices and warehouse space in Fort Wayne, Indiana from Mark Shambaugh, who is a director of the Company. During the year, in a transaction that was reviewed and approved by the disinterested members of the Board of Directors, Mr. Shambaugh, as landlord, expanded the premises at his expense by approximately 20,400 square feet. Rent on the additional premises was calculated on a basis negotiated prior to the acquisition of Shambaugh. Shambaugh performed certain work on the construction at prices that were determined to be consistent with fair market value. The lease expires on October 31, 2008, and, including the additional space, the annual rental is $904,700 with annual consumer price index increases. The Company also leases from Mr. Shambaugh two additional facilities in Fort Wayne, Indiana, and one additional facility in each of South Bend, Indiana and Lafayette, Indiana. The additional leases also expire on October 31, 2008 and provide for annual rentals of $133,680, $12,000, $44,740 and $27,250, respectively, with annual consumer price index increases. Shambaugh is responsible for taxes, maintenance and insurance related thereto. Gant/Shambaugh Group LLC, a construction management company in which Mr. Shambaugh owns a 49% interest, subcontracted work totaling $10.0 million during 2000 to Shambaugh. Mr. Shambaugh also owns CH Kraus L.L.C., a sheetmetal fabricator that sold sheetmetal fabrication products and services to Shambaugh totaling $9.6 million during 2000. Shambaugh also leases from Shambaugh Private Carrier Corporation, an Indiana corporation owned by Mr. Shambaugh, semi-tractors at an annual rental rate of $114,000 per year. The Company believes these transactions were entered into at fair market value.

     At the time that Mr. Ferreira, the former Chief Executive Officer and Chairman of the Company, departed from the Company, the Company paid Mr. Ferreira $300,000 in severance and entered into a consulting agreement with Mr. Ferreira for $50,000 per year for a five year term. Subsequently, in late 2000 the Company was negotiating the sale of the assets of a small residential plumbing operation in Aspen, Colorado to a third party. The Company tentatively agreed to sell the operation to that party for $300,000, however, the transaction failed when financing was not obtained by the prospective purchaser. Mr. Ferreira learned of the failed transaction and indicated that he was willing to purchase the assets on the same or equally advantageous terms. Mr. Ferreira subsequently purchased the operation for total consideration of $350,000, which included cash and totally offsetting payments owed to Mr. Ferreira under the consulting agreement described above. The Company believes these transactions were entered into at fair market value.

     Mr. D. F. Miller, a recently appointed executive officer of the Company was formerly a member of Innovative Leadership Partners, a training organization that provided services to the Company. During 2000, the Company paid an aggregate of $349,400 to that organization for training seminars it provided.

     See the previous section entitled "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" for other information required to be disclosed here.

     Any future transactions with directors, officers, employees or affiliates of the Company or its subsidiaries are anticipated to be minimal and will be approved in advance by a majority of disinterested members of the Board of Directors.

                                 AUDIT MATTERS

     The Board of Directors selected the firm of Arthur Andersen LLP, certified public accountants, as auditors for the Company for the fiscal year ending December 31, 2001. A representative of Arthur Andersen LLP is expected to be present at the Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     The Company's Bylaws establish procedures, including advance notice procedures, with regard to the nomination other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to certain matters to be brought before meetings of stockholders of the Company. In accordance with the Company's Bylaws, a proposal submitted for consideration at the 2001 Annual Meeting of Stockholders will be considered untimely if it has not been received by the Company at its principal executive offices by the close of business on the 60th day prior to the first anniversary of the Meeting. The Bylaws also contain procedures for regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

     Proposals of stockholders submitted for consideration at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than December 1, 2001 in order to be considered for inclusion in the Company's proxy material for that meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no business to be brought before the Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable.

                  FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

     A copy of the Company's Annual Report to Stockholders and the Annual Report on Form 10-K filed with the SEC, accompany this proxy statement.

                                                                         ANNEX A

                            AUDIT COMMITTEE CHARTER

     The Audit Committee shall have the authority to select, direct, evaluate, and, if appropriate, replace the independent accountants and the Company's ranking internal audit officer, each of whom shall each be directly accountable to the Company's Board of Directors through the Audit Committee.

     The duties and responsibilities of the Audit Committee of this Board of Directors, acting as representatives of the Company's shareholders, are as follows:

          1. To review with the Chief Executive Officer, Chief Financial Officer and the principal financial and accounting personnel of the Company, as appropriate:

             A. The quality of services provided by the independent public accountants (the "independent accountants"); any non-audit services provided by the independent accountants and their fees for such services; the fees of the independent accountants for audit services; the scope of the audit; and the views of such personnel as to the continuation of the independent accountants.
             B. The general policies and procedures utilized by the Company with respect to internal accounting controls.
             C. Any proposed changes in significant accounting methods or practices.
             D. The staffing of the Company's financial and accounting functions, including, where necessary, the internal auditing function.

          2. To review with the independent accountants:

             A. The scope of their audit, its conformity with generally accepted auditing standards, and the cost of the audit.
             B. Any significant variations in the accounting policies followed by the Company from those generally followed by companies in a similar or generally similar business.
             C. The adequacy of the Company's internal accounting controls.
             D. Any limitations placed upon the independent accountants by Company personnel and the degree of cooperation.
             E. Received by the independent accountants from Company personnel during the audit.
             F. Any proposed changes in significant accounting methods or practices; and any significant new accounting practices or rules as they relate to the Company.
             G. The Company's staffing of its financial and accounting functions including, where appropriate, the internal auditing function.

          3. To report to the full Board of Directors as to the activities of the Audit Committee, including:

             A. The results of its discussions with personnel of the Company and the independent accountants.
             B. The recommendations of the Audit Committee regarding the independent accountants to be selected by the Board, fees to be paid to the independent accountants for their audit and non-audit services and the independence of the auditors.

          4. To review with appropriate Company personnel and the independent accountants the audit results and any management letter submitted by the independent accountants, including any exceptions, any significant year-end adjustments, any significant transactions not a normal part of the Company's business, any detected weaknesses and any corrective actions taken or recommended to be taken.

          5. To review with appropriate Company personnel and the independent accountants the procedures to be followed by the independent accountants in reviewing the Company's quarterly financial statements.

          6. To review the financial statements contained in the Quarterly and Annual Reports to Stockholders before they are submitted for distribution to the stockholders; and to review the financial statements contained in Forms 10-Q and 10-K before their filing with the SEC.

                           COMFORT SYSTEMS USA, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

        SOLICITED BY THE BOARD OF DIRECTORS OF COMFORT SYSTEMS USA, INC.

      The undersigned hereby appoints Gary E. Hess and William George III, and each of them individually, as proxies with full power of substitution, to vote, as designated on the reverse, all shares of Common Stock and Restricted Common Stock of Comfort Systems USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 25, 2001, or at any adjournment or postponement thereof.

      ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES) AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THIS PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING. ANY EXECUTED PROXY WHICH DOES NOT DESIGNATE A VOTE SHALL BE DEEMED TO GRANT AUTHORITY FOR ANY ITEM NOT DESIGNATED.

                         (TO BE SIGNED ON REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS

                            COMFORT SYSTEMS USA, INC.

                                  MAY 25, 2001

              * PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED *

--------------------------------------------------------------------------------

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.



                   FOR all nominees              WITHHOLD
               listed at right (except          AUTHORITY
                   as marked to the         for all nominees
                   contrary below)*          listed at right

PROPOSAL 1:                                                  NOMINEES:
  ELECTION              [ ]                        [ ]         William F. Murdy
  OF THREE                                                     Herman E. Bulls
  CLASS III DIRECTORS FOR TERMS                                Mark P. Shambaugh
  EXPIRING IN 2004


* INSTRUCTION: To withhold authority to
vote for one or more nominees, write the nominee's name on the line provided below:

------------------------------------------

You hereby revoke all previous proxies given. You may revoke this proxy at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement, the Annual Report on Form 10-K, and the Annual Report of Comfort Systems USA, Inc. for the fiscal year ended December 31, 2000 is hereby acknowledged.

                Please check the following box if you plan to attend the annual
                meeting of stockholders in person.                        [ ]


PLEASE COMPLETE, SIGN, AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE.






Signature                                                  Dated:           2001
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 NOTE: Please sign exactly as your name appears on this card. Joint owners should each sign. Executors, administrators, trustees and similar persons should give their full titles.


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